AUTHORIZATION LETTER

April 20, 2021

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Attn:  Filing Desk

To Whom It May Concern:

By means of this letter I authorize
Brad Brubaker, Eileen McCarthy, and Eric
Topel, and Nicole Brookshire, Matthew
Dubofsky and Owen Williams from Cooley
LLP, or any of them individually, to
sign on my behalf all forms required
under Section 16(a) of the Securities
Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of UiPath, Inc.
Any of these individuals is accordingly
authorized to sign any Form ID, Form 3,
Form 4, Form 5 or amendment to those forms that I am required to file with the same effect as if I had signed them myself.

This authorization will remain in effect until revoked in writing by me.

Yours truly,
/s/ Ashim Gupta

POWER OF ATTORNEY

Know all by these presents, that the
undersigned hereby constitutes and appoints each of Brad Brubaker, Eileen McCarthy, and
Eric Topel, and Nicole Brookshire, Matthew
Dubofsky and Owen Williams, signing
individually, the undersigneds true and
lawful attorneys-in fact and agents to: (1)execute for and on behalf of the undersigned, in the undersigneds capacity as an executive officer, member of the Board of Directors and/or greater than 10% stockholder of UiPath, Inc. (the Company), Forms 3, 4 and 5
(including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended (the Exchange Act), and the rules thereunder;

(2) do and perform any and all acts for
and on behalf of the undersigned which
may be necessary or desirable to complete and execute any such Forms 3, 4 or 5
(including any amendments thereto) and
timely file such forms with the
Securities and Exchange Commission and
any stock exchange or similar authority;
And

(3) take any other action of any nature
whatsoever in connection with the
foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving
in such capacity at the request of the
undersigned, are not assuming, nor is
the Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Exchange Act.

This Power of Attorney shall remain in
full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact
individually, until such attorney-in-fact is no longer employed by the Company or employed by or a partner at Cooley LLP, as applicable.

The undersigned has caused this Power
of Attorney to be executed as of April 20, 2021.

/s/ Ashim Gupta